                                                              Effective 10/31/96




                                 AMENDED AND RESTATED

                                        BYLAWS


                                          OF

                           INTERNATIONAL LOGISTICS LIMITED

                                  TABLE OF CONTENTS
                                  -----------------

                                                                            Page
                                                                            ----

ARTICLE I  Office and Records. . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1  Delaware Office. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2  Other Offices. . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.3  Books and Records. . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II  Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.1  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.2  Special Meetings . . . . . . . . . . . . . . . . . . . . . . 1
     Section 2.3  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . 2
     Section 2.4  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 2.5  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.6  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.7  List of Stockholders . . . . . . . . . . . . . . . . . . . . 3
     Section 2.8  Written Consent of Stockholders in Lieu of Meeting . . . . . 4

ARTICLE III  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 3.1  Number of Directors. . . . . . . . . . . . . . . . . . . . . 5
     Section 3.2  Election and Term of Directors . . . . . . . . . . . . . . . 6
     Section 3.3  Vacancies and Newly Created Directorships. . . . . . . . . . 7
     Section 3.4  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.5  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.6  Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.7  Quorum and Voting. . . . . . . . . . . . . . . . . . . . . . 8
     Section 3.8  Written Consent of Directors in Lieu of a Meeting. . . . . . 8
     Section 3.9  Compensation . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 3.10  Committees of the Board of Directors. . . . . . . . . . . . 9

ARTICLE IV  Officers, Agents and Employees . . . . . . . . . . . . . . . . . . 9
     Section 4.1  Appointment and Term of Office . . . . . . . . . . . . . . . 9
     Section 4.2  Resignation and Removal. . . . . . . . . . . . . . . . . .  10
     Section 4.3  Compensation and Bond. . . . . . . . . . . . . . . . . . .  10
     Section 4.4  Chairman of the Board. . . . . . . . . . . . . . . . . . .  10
     Section 4.5  Chief Executive Officer and President. . . . . . . . . . .  10
     Section 4.6  Vice Presidents. . . . . . . . . . . . . . . . . . . . . .  11
     Section 4.7  Treasurer. . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 4.8  Secretary. . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 4.9  Assistant Treasurers . . . . . . . . . . . . . . . . . . .  12
     Section 4.10  Assistant Secretaries . . . . . . . . . . . . . . . . . .  12
     Section 4.11  Delegation of Duties. . . . . . . . . . . . . . . . . . .  12

ARTICLE V  Indemnification and Insurance . . . . . . . . . . . . . . . . . .  12
     Section 5.1  Right to Indemnification . . . . . . . . . . . . . . . . .  12
     Section 5.2  Right to Advancement of Expenses . . . . . . . . . . . . .  13
     Section 5.3  Right of Indemnitee to Bring Suit. . . . . . . . . . . . .  13


                                        - i -

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     Section 5.4  Non-Exclusivity of Rights. . . . . . . . . . . . . . . . .  14
     Section 5.5  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 5.6  Indemnification of Employees and Agents of the Company . .  14
     Section 5.7  Contract Rights. . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Section 6.1  Certificates . . . . . . . . . . . . . . . . . . . . . . .  15
     Section 6.2  Transfers of Stock . . . . . . . . . . . . . . . . . . . .  15
     Section 6.3  Lost, Stolen or Destroyed Certificates . . . . . . . . . .  15
     Section 6.4  Stockholder Record Date. . . . . . . . . . . . . . . . . .  16

ARTICLE VII  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 7.1  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 8.1  Waiver of Notice . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IX  Checks, Notes, Drafts, Etc.. . . . . . . . . . . . . . . . . . .  17
     Section 9.1  Checks, Notes, Drafts, Etc . . . . . . . . . . . . . . . .  17

ARTICLE X  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 10.1  Amendments. . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XI  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                AMENDED AND RESTATED

                                       BYLAWS

                                         OF

                          INTERNATIONAL LOGISTICS LIMITED


                                      ARTICLE I

                                  OFFICE AND RECORDS

          SECTION 1.1 DELAWARE OFFICE. The principal office of the Company in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Prentice-Hall Corporation, Inc., 1209 Orange Street, Wilmington, Delaware.

          SECTION 1.2 OTHER OFFICES. The Company may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

          SECTION 1.3 BOOKS AND RECORDS. The books and records of the Company may be kept at the Company's principal executive offices in 310 South Street, Morristown, New Jersey, 07962 or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                      ARTICLE II

                                     STOCKHOLDERS

          SECTION 2.1  ANNUAL MEETING.  Except as otherwise provided in
Section 2.8 of these Bylaws, an annual meeting of stockholders of the Company shall be held at such time and date in each year as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine. The annual meeting in each year shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors, or if not so fixed, at 12:00 P.M., local time, at the principal executive offices of the Company.

          SECTION 2.2 SPECIAL MEETINGS. A special meeting of the holders of stock of the Company entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board, if any, or the President or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the total number of directors which the Company would at the time have if there were no vacancies (the "Whole Board"). Any such request shall state the purpose or purposes of the proposed meeting. The Board of Directors may designate the place of meeting for any special meeting of stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Company.

          SECTION 2.3 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of these Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Company.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 2.4 QUORUM. Prior to a Voting Termination Event, at any meeting of stockholders the holders of eighty percent (80%) of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business. Except as otherwise provided by law or by the Certificate of Incorporation, upon a Voting Termination Event, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of
Section 2.3 of these Bylaws, notice need not be given of the adjourned meeting.

          SECTION 2.5 VOTING. Prior to a Voting Termination Event, all such actions taken by, in the name of or on behalf of the holders of Common Stock shall require an affirmative vote of the holders representing at least eighty percent (80%) of the issued and outstanding shares entitled to vote. Upon a Voting Termination Event, all such actions taken by, in the name of or on behalf of the holders of Common Stock shall require an affirmative vote of a majority of the issued and outstanding shares entitled to vote.

          Except as otherwise required by these Bylaws, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting (including abstentions) by the holders of stock entitled to vote thereon.

          Except as otherwise provided by law or by the Certificate of Incorporation, each holder of record of stock of the Company entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Company on the record date for the determination of the stockholders entitled to vote at the meeting.

          Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

          SECTION 2.6 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

          SECTION 2.7 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Company shall prepare and make,

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at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 2.8 WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required by the General Corporation Law of the state of Delaware (the "GCL") to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Company. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

                                     ARTICLE III

                                      DIRECTORS

          SECTION 3.1  NUMBER OF DIRECTORS.

          a.   PRE-VOTING TERMINATION EVENT.  Prior to the first to occur of
(i) an Initial Public Offering, (ii) a Sell-Down Event, (iii) a WES&S Purchase Default, (iv) a WES&S Funding Default, (v) a Financial Default Disagreement,
(vi) an OCM Entity Purchase Default, (vii) an OCM Entity Funding Default or
(viii) May 2, 2002 (in each case a "VOTING TERMINATION EVENT"), the Board of Directors of the Company (the "BOARD OF DIRECTORS") shall at all times consist of eight (8) members. OCM shall have the right, at its election, to appoint two
(2) members of the Board of Directors of the Company (an "OCM DIRECTOR"), TCW shall have the right, at its election, to appoint one (1) member of the Board of Directors of the Company (a "TCW DIRECTOR"), WES&S shall have the right, at its election, to appoint three (3) members of the Board of Directors of the Company (a "WES&S DIRECTOR")

          William E. Myers, Jr. shall be the seventh member of the Board of Directors and the eighth member of the Board of Directors shall be the Chief Executive Officer of the Company. Only OCM shall have the right to remove an OCM Director, or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such OCM Director. Only TCW shall have the right to remove a TCW Director, or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such TCW Director. Only WES&S shall have the right to remove a WES&S Director, or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such WES&S Director.

          b. POST-VOTING TERMINATION EVENT. Except as may be otherwise provided herein or by law, upon a Voting Termination Event that is not caused by an Initial Public offering, the Board of Directors of the Company shall at all times consist of at least five (5) members or such greater number that shall be needed to satisfy the terms of this SECTION 3.l(b) consisting of:

          (A) (i) a majority of Board of Directors seats designated by an OCM Entity, PROVIDED, that the combined holdings of the OCM Entities are fifty percent (50%) or more of the voting stock and the Voting Termination Event is due to an event other than an OCM Entity Funding Default or an OCM Entity Purchase Default, (ii) one (1) Board of Directors seat less than a majority designated by an OCM Entity, PROVIDED, that either (x) the combined holdings of the OCM Entities

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          are at least twenty-five percent (25%) but less than fifty percent
          (50%) of the voting stock or (y) the combined holdings of the OCM Entities are fifty percent (50%) or more of the voting stock and the voting Termination Event is due solely to an OCM Entity Funding Default or an OCM Entity Purchase Default, or (iii) one (1) Board of Directors seat designated by an OCM Entity, PROVIDED, that the combined holdings of the OCM Entities are at least ten percent (10%) but less than twenty-five (25%) of the voting stock (in each case, an "OCM ENTITY TERMINATION DIRECTOR");

          (B)  one (1) Board of Directors seat to be the Chief Executive
          Officer;

          (C)  one (1) Board of Directors seat to be William E. Myers, Jr.; and

          (D) the remainder of the board seats to be designated by WES&S (a "WES&S TERMINATION DIRECTOR"); PROVIDED, HOWEVER, that in no event shall WES&S designate less than one (1) Board of Directors seat.

Only OCM shall have the right to remove an OCM Entity Termination Director appointed by OCM or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such OCM Entity Termination Director. Only TCW shall have the right to remove an OCM Entity Termination Director appointed by TCW or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such OCM Entity Termination Director. Only WES&S shall have the right to remove a WES&S Termination Director or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such WES&S Termination Director.

          c.   NUMBER OF DIRECTORS.

          Upon a Voting Termination event that is caused by an Initial Public Offering, the number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the Whole Board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 3.5 of these Bylaws at the time of such decrease.

          SECTION 3.2 ELECTION AND TERM OF DIRECTORS. Subject to SECTION 3.1, the Directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting if the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shall hold office from the time of his or her election and qualification until his successor is elected and qualified or until his or her earlier resignation, or removal.

          SECTION 3.3 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. At any time a vacancy is created on the Board by the death, removal (with or without cause) or resignation of any one of the Directors, no action shall be taken by the Board until the Board is reconstituted with the appropriate number of directors. Only OCM or an OCM Affiliate shall have the right to remove an OCM Director or an OCM Entity Termination Director appointed by OCM, or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such OCM Director or OCM Entity Termination Director. Only TCW or an TCW Affiliate shall have the right to remove a TCW Director or an OCM Entity Termination Director appointed by TCW, or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such TCW Director or OCM Entity Termination Director. Only WES&S or a WES&S Affiliate shall have the right to remove a WES&S Director or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such WES&S Director or WES&S Termination Director. For all other vacancies, the remaining directors shall meet in person or by telephone for the purpose of approving and appointing a director in accordance with the provisions set forth in SECTION 3.1 hereof.

          SECTION 3.4 RESIGNATION. Any director may resign at any time upon written notice to the Company. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

          SECTION 3.5 REMOVAL. Except as otherwise set forth in these Bylaws, any or all of the directors may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors.

          SECTION 3.6 MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no further notice thereof need be given other than this Bylaw. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Company as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for additional regular meetings of the Board of Directors and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

          SECTION 3.7 QUORUM AND VOTING. Prior to a Voting Termination Event and except with respect to the daily affairs and operations of the Company arising in the ordinary course of business, which affairs shall be attended to by the officers of the Company under the ultimate direction of the Board of Directors, six (6) of the directors present at a meeting shall constitute a quorum. Prior to a Voting Termination Event, no action shall be taken, securities issued, monies borrowed, sum expended, decision made or obligation incurred by or on behalf of the Company with respect to any matter, unless approved by six (6) Directors of the Company. Upon a Voting Termination Event, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Upon a Voting Termination Event, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 3.8 WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

          SECTION 3.9 COMPENSATION. Directors may receive compensation for services to the Company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

          SECTION 3.10  COMMITTEES OF THE BOARD OF DIRECTORS.

          (a) Prior to a Voting Termination Event, an Executive Committee (the "EXECUTIVE COMMITTEE") consisting of three (3) members of the Board of Directors shall be authorized to take any action on behalf of the Board of Directors (in between meetings of the Board of Directors) upon the unanimous approval of such Executive Committee. Each of OCM and WES&S shall designate one (1) OCM Director (an "OCM EXECUTIVE DIRECTOR") and one (1) WES&S Director (a "WES&S EXECUTIVE DIRECTOR"), respectively, to sit on the Executive Committee; and the third member of the Executive Committee shall be the Chief Executive officer of the Company.

          Only OCM shall have the right to remove an OCM Executive Director or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such OCM Executive Director. only WES&S shall have the right to remove a WES&S Executive Director or to fill a vacancy caused by the resignation, removal (with or without cause) or death of such WES&S Executive Director.

          (b) Upon a Voting Termination Event, the Board of Directors may from time to time, by resolution passed by majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Company. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.


                                      ARTICLE IV

                            OFFICERS, AGENTS AND EMPLOYEES

          SECTION 4.1 APPOINTMENT AND TERM OF OFFICE. The officers of the Company may include a President, a Chief Executive officer, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof, and shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof.
Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

          SECTION 4.2 RESIGNATION AND REMOVAL. Any officer may resign at any time upon written notice to the Company. Any officer, agent or employee of the Company may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights.

          SECTION 4.3 COMPENSATION AND BOND. The compensation of the officers of the Company shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Company may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

          SECTION 4.4 CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

          SECTION 4.5 CHIEF EXECUTIVE OFFICER AND PRESIDENT. In the absence of the Chairman of the Board (or if there be none), the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive officer and President shall have general charge of the business affairs of the Company. The Chief Executive officer and President may employ and discharge employees and agents of the Company, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Company, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. In the absence or inability to act of the Chief Executive Officer, unless the Board of Directors shall otherwise provide, the President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the Chief Executive Officer.

          SECTION 4.6 VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

          SECTION 4.7 TREASURER. The Treasurer shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President, Chief Executive Officer or the Board of Directors.

          SECTION 4.8 SECRETARY. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Company. He or she shall have custody of the seal of the Company and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President, Chief Executive officer or the Board of Directors.

          SECTION 4.9 ASSISTANT TREASURERS. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

          SECTION 4.10 ASSISTANT SECRETARIES. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

          SECTION 4.11 DELEGATION OF DUTIES. In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                      ARTICLE V

                            INDEMNIFICATION AND INSURANCE

          SECTION 5.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") , by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys, fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; PROVIDED, HOWEVER, that except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

          SECTION 5.2 RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Company the expenses (including attorneys, fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses") ; PROVIDED, HOWEVER, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

          SECTION 5.3  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under
Section 5.1 or Section 5.2 is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and

(ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Company.

          SECTION 5.4 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          SECTION 5.5 INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the GCL.

          SECTION 5.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Company.

          SECTION 5.7 CONTRACT RIGHTS. The rights to indemnification and to the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


                                      ARTICLE VI

                                     COMMON STOCK

          SECTION 6.1 CERTIFICATES. Certificates for stock of the Company shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Company by the Chairman of the Board, if any, or the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Company or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued,, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          SECTION 6.2 TRANSFERS OF STOCK. Transfers of stock shall be made only upon the books of the Company by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws and the GCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Company. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

          SECTION 6.3 LOST, STOLEN OR DESTROYED CERTIFICATES. Except as otherwise set forth in the Certificate of Incorporation, the Company may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

          SECTION 6.4 STOCKHOLDER RECORD DATE. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Company as provided in Section 2.8 of these Bylaws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

          Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.


                                     ARTICLE VII

                                         SEAL

          SECTION 7.1 SEAL. The seal of the Company shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Company, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                     ARTICLE VIII

                                   WAIVER OF NOTICE

          SECTION 8.1 WAIVER OF NOTICE. Whenever notice is required to be given to any stockholder or director of the Company under any provision of the GCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                                      ARTICLE IX

                             CHECKS, NOTES, DRAFTS, ETC.

          SECTION 9.1 CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.


                                      ARTICLE X

                                      AMENDMENTS

          SECTION 10.1 AMENDMENTS. Prior to a Voting Termination Event, these Bylaws and the Certificate of Incorporation may be altered, amended or repealed at any time by the stockholders beneficially owning at least eighty percent (80%) of the issued and outstanding shares of Common Stock entitled to Vote. Upon a Voting Termination Event, these Bylaws and the Certificate of Incorporation may be altered, amended, or repealed at any time by the stockholders beneficially owning a majority of the issued and outstanding shares of Common Stock entitled to vote. Notwithstanding the foregoing, no amendment or modification to ARTICLES II OR III hereof may be made without the consent of the stockholders beneficially owning ninety percent (90%) of the issued and outstanding shares of Common Stock entitled to vote. No amendment, modification or waiver of any provision hereof shall extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon.
No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege hereunder, shall operate as a waiver, amendment or modification of any provision of the Company's Certificate of Incorporation or these Bylaws.

                                      ARTICLE XI

                                     DEFINITIONS

          The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

          "AFFILIATE" of any person or entity means any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

          "CONTROL," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any person or entity or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of a majority of the directors of a corporation.

          "CLOSING DATE" means October 31, 1996.

          "FINANCIAL DEFAULT" shall mean with respect to the Company or any Subsidiary, any of the following: (i) the occurrence of a default under any indebtedness with a principal amount in excess of $20 million (either individually or in the aggregate) to the extent that such default is not cured or waived within thirty (30) days; (ii) the acceleration of any indebtedness with a principal amount in excess of $10 million (either individually or in the aggregate) to the extent not paid or rescinded within five (5) days; (iii) the imposition of any final and non-appealable judgments in excess of $10 million (either individually or in the aggregate) to the extent not paid or rescinded within five (5) days; or (iv) the filing of any voluntary or involuntary bankruptcy petition with respect to the Company or any Subsidiary to the extent not withdrawn within five (5) days.

          "FINANCIAL DEFAULT DISAGREEMENT" shall mean that, upon the occurrence of a Financial Default, the Board of Directors of the Company is unable to agree on the Company's course of action in response to a Financial Default.

          "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock by the Company pursuant to a registration of shares under the Securities Act on a Form S-1 Registration Statement (or equivalent or successor form).

          "OCM" means OCM Principal Opportunities Fund, L.P., a Delaware limited partnership.

          "OCM AFFILIATE" means any investor in or any employee of OCM or Oaktree Capital Management, LLC ("OAKTREE"), a California limited liability company, or in any company, joint venture, limited liability company, association or partnership of which OCM or Oaktree, is a shareholder, manager or general partner, as the case may be.

          "OCM DIRECTORS" has the meaning assigned to such term in
SECTION 3.1(a).

          "OCM ENTITY" means either or both of TCW and OCM, as the context indicates.

          "OCM ENTITY FUNDING DEFAULT" means a circumstance whereby (1) an OCM Entity and WES&S have entered into a commitment to purchase Securities of the Company pursuant to a purchase agreement; (ii) such OCM Entity is in breach of its commitment to purchase such Securities; and (iii) WES&S ultimately completes its purchase under such purchase agreement.

          "OCM ENTITY PURCHASE DEFAULT" means an OCM Entity is in breach of its purchase obligation under an OCM Entity Acceptance Notice in connection with certain transfers of the WES&S Shares as set forth in the Stockholders Agreement.

          "OCM ENTITY SHARES" means all the Securities now and hereafter held by OCM, an OCM Affiliate, TCW or a TCW Affiliate.

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "SECURITIES" shall mean the shares of Common Stock and any securities convertible or exercisable into shares of Common Stock.

          "SELL-DOWN EVENT" means an event, subject to the Stockholders Agreement, whereby WES&S sells or Transfers Securities (or an economic "capital interest" therein, whether directly or indirectly) to any Person; PROVIDED, HOWEVER, that the following Transfers shall not constitute a Sell-Down Event: (i) any Transfer made to a WES&S Affiliate or
(ii) any Transfer made to any Person if (A) WES&S retains voting control of the Securities transferred to such Person and (B) the cumulative number of Securities so transferred for the economic capital interest therein) by WES&S shall not exceed the Threshold Amount.

          "SIMON ENTITY" means Logistical Simon, L.L.C., a Delaware limited liability company, WESINVEST, Inc., a Delaware corporation or William E. Simon & Sons, L.L.C, a Delaware limited liability company.

          "STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholder's Agreement, dated as of October 31, 1996, among the Company and all of the holders of the Securities on such date as the same may be modified or amended from time to time.

          "SUBSIDIARY" means any corporation at least a majority of the Voting Stock of which is, at the time as of which any determination is being made, owned by the Company either directly or indirectly through one or more Subsidiaries.

          "TCW" means TCW Special Credits Fund V -- The Principal Fund, a California limited partnership.

          "TCW DIRECTOR" has the meaning assigned to such term in
SECTION 3.1(a).

          "TCW AFFILIATE" means any investor in or any employee of TCW, TCW Asset Management Company, a California corporation ("TAMCO") , Trust Company of the West, a California trust company ("TRUSTCO") or Oaktree Capital Management, LLC ("OAKTREE"), a California limited liability company, or in any company, joint venture, limited liability company, association or partnership of which TCW, TAMCO, Trustco or Oaktree, is a shareholder, manager or general partner, as the case may be.

          "THRESHOLD AMOUNT" means thirty Percent (30%) of the shares held by WES&S as of the Closing Date (excluding for the purpose of this calculation any shares owned by WES&S to the extent received upon the exercise of warrants or otherwise acquired from parties other than the Company).

          "VOTING STOCK" means any shares of stock having general voting power to elect the Board of Directors (whether or not stock of any other class or classes has or might have voting power by reason of the occurrence of any contingency).

          "VOTING TERMINATION EVENT" means the first to occur of (i) an Initial Public Offering, (ii) a Sell-Down Event, (iii) a WES&S Purchase Default, (iv) a WES&S Funding Default, (v) a Financial Default Disagreement, (vi) an OCM Entity Purchase Default, (vii) an OCM Entity Funding Default or (viii) May 2, 2002.

          "WES&S" means Logistical Simon, L.L.C., a Delaware limited liability company.

          "WES&S DIRECTOR" has the meaning assigned to such term in
SECTION 3.1(a).

          "WES&S AFFILIATE" means any Simon Entity or any partnership, limited liability company or corporation that directly or indirectly, through one or more intermediaries, has control of, is controlled by or is under common control with (i) any Simon Entity or (ii) any shareholder, partner or member of a Simon Entity or any such shareholder's, partner's or member's spouse, siblings, children, children's spouses, grandchildren or their spouses or any trusts for the benefit of any of the foregoing.

          "WES&S FUNDING DEFAULT" means a circumstance whereby (i) an OCM Entity and WES&S have entered into a commitment to purchase the Securities of the Company pursuant to a purchase agreement; (ii) WES&S is in breach of its commitment to purchase such Securities; and (iii) an OCM Entity ultimately completes its purchase under such purchase agreement.

          "WES&S PURCHASE DEFAULT" means WES&S is in breach of its purchase obligation under a WES&S Acceptance Notice in connection with certain transfers of the OCM Entity Shares as set forth in the Stockholders Agreement.